Exhibit 21.1

List of Subsidiaries of Sirona Dental Systems Inc.

—Sirona Dental Services GmbH, Bensheim, Germany

—Sirona Dental Systems GmbH, Bensheim, Germany

—Sirona Immobilien GmbH, Bensheim, Germany

—Schick Technologies Inc., New York

—Sirona Holding Inc., Delaware

—Sirona Dental Systems LLC, Delaware

—Sirona Dental Systems Ltd., London, England

—Sirona Dental Systems SAS, Paris, France

—Sirona Dental Systems K.K., Tokyo, Japan

—Advanced Technology Research s.r.l., Pistoia, Italy

—FONA Dental Systems Co., Ltd., China

—Nitram Dental a/s, Risskov, Denmark

—SiCAT Verwaltungs GmbH, Bonn, Germany

—SiCAT GmbH & Co. KG, Bonn, Germany

—Sirona Dental Systems Trading (Shanghai) Co. Ltd, China

—Sirona Verwaltungs GmbH, Bensheim, Germany

—Sirona Dental Systems Pty. Ltd., Sydney, Australia

—Cyfex AG, Zurich, Switzerland (minority shareholding)

—Sirona Bermuda Hold Co, LLC

—Sirona Bermuda Holdings LP

—Sirona Dental GmbH, Salzburg, Austria

—Sirona Bermuda I Ltd.

—Sirona Bermuda II Ltd.

—BlueX Imaging s.r.l., Milan, Italy

—Sirona Dental Systems s.r.l., Verona, Italy

—Sirona Technologie GmbH & Co. KG, Bensheim, Germany

—T.E.M. Tecnologia Elettromedicale s.r.l., Verona, Italy

—Sirona Holding GmbH, Salzburg, Austria